UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

PIEDMONT MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-135376 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214

Reno, NV 89511

(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On March 19, 2007 Piedmont Mining Company, Inc. (the “Company”) and Golden Odyssey Exploration Inc., Bravo Alaska, Inc. and Rio Fortuna Exploration (US) Inc. (collectively the “Contracting Parties”) entered into a Drilling Agreement (“Agreement”) with Drift Exploration Drilling, Inc. (“DED”). The Agreement is effective for one year from January 1, 2007 to December 31, 2007 whereby the Contracting Parties engaged DED to perform certain drilling services on specified properties controlled by the Contracting Parties as set forth in the Agreement.

The terms include twelve (12) months of drilling services from one track mounted drill rig and compensation to DED primarily based upon footage drilled and days worked, as more fully described in the Agreement. The Contracting Parties agreed: (1) to guarantee DED twelve (12) months of drilling work starting January 1, 2007 and ending December 31, 2007, as more fully described in the Agreement, and (2) to pay DED as full compensation for services contemplated by the Agreement the amounts as set forth in the Agreement.

In addition, the Agreement contemplates the following terms: (1) any damage to the DED’s equipment used during the term of the Agreement will be borne by DED, (2) a termination clause available upon notice, (3) DED will be deemed to be an independent contractor for purposes of the Agreement, (4) DED may not assign the Agreement without express consent by the Contracting Parties , and (5) the Agreement may be amended to provide for DED to perform work for other companies as designated by the Contracting Parties and under the same terms of the Agreement.

The foregoing description is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors, Principal Officers; Election of Directors;

Appointment of Principal Officers

(d) Appointment of Directors

On March 22, 2007, the Company’s Board of Directors appointed Ian C. MacDonald to serve as director.

There are no arrangements or understandings between Mr. MacDonald and any other persons, naming such persons, pursuant to which Mr. MacDonald was selected as a director. In addition, Mr. MacDonald is expected to serve on the Company’s Audit and Compensation Committees.

Mr. MacDonald has over thirty (30) years of experience in precious metals trading and investment banking. Since 2004 he has operated his own precious metals advisory service, Ian C. MacDonald, LLC. From 1999 to 2004 he was Vice President and Manager of the Global Precious Metals department of Commerzbank AG in New York, where he managed their precious metals operations and dealings with central banks, mines, funds and industrial users of precious metals. He was then Executive Vice President of MKS Finance (USA) Inc., a Geneva based corporation providing advice to the precious metals clients. From 1988 to 2003 he was a director of The Gold Institute in Washington, DC. From

1982 to 1998 Mr. MacDonald was the Manager of Credit Suisse’s Precious Metals Divisions. From 1969 to 1979 he was a director of Billiton (UK) Ltd. Mr. MacDonald was a director of the COMEX Divisions of the New York Mercantile Exchange for twenty (20) years where he served on the advisory committee.

Mr. MacDonald holds a BA degree in Business (Marketing) from Highbury College in England. He is also a graduate of the Royal Marines Officer Training School in England and served more than three (3) years in the Royal Marine Commandos.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Drilling Agreement dated January 1, 2007.

99.1	Press Release dated March 19, 2007 entitled “Piedmont Mining Company Announces New Director.”

99.2	Press Release dated March 22, 2007 entitled “Piedmont Mining Company Signs Drilling Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Date: March 23, 2007	/s/ Robert M. Shields, Jr.
Robert M. Shields, Jr., Chief Executive Officer, Chief Financial Officer, President, Director, Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Drilling Agreement dated January 1, 2007.
99.1	Press Release dated March 19, 2007 entitled “Piedmont Mining Company Announces New Director.”
99.2	Press Release re Drilling Agreement dated March 22, 2007 entitled “Piedmont Mining Company Signs Drilling Agreement.”